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______________________________________________________________________________



                         UNITED STATES

               SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549


                            FORM 8-K


                        CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(d)
             OF THE SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (Date of earliest event reported): August 14, 2003




                   TMBR/SHARP DRILLING, INC.
     (Exact Name of Registrant as Specified in Its Charter)


              Texas                        0-12757             75-1835108
    (State or other jurisdiction       (Commission File       (IRS Employer
  of Incorporation or organization)        Number)          Identification No.)

     4607 West Industrial Blvd., Midland, Texas             79703
   (Address of Principal Executive Offices)               (Zip Code)



                          432-699-5050
      (Registrant's telephone number, including area code)




______________________________________________________________________________










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Item 7.   Financial Statements and Exhibits.


(c)            Exhibits

          99.1 Press Release dated August 14, 2003 announcing financial results for the first fiscal quarter ended June 30, 2003.



Item 9.   Regulation FD Disclosure.

     TMBR/Sharp Drilling, Inc. wishes to disclose its press release, dated August 14, 2003, relating to its results of operations and financial condition for the fiscal quarter ended June 30, 2003.

     In accordance with General Instruction B.2 of Form 8-K, the information included in Exhibit 99.1 hereto is being furnished under this Item 9 and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, shall not be subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such a filing.

Item 12.  Results of Operations and Financial Condition.

     The information included in Exhibit 99.1 hereto is also being furnished under this Item 12 and, in accordance with General Instruction B.6 of Form 8-K, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, shall not be subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such a filing.




















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                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         TMBR/SHARP DRILLING, INC.


                                         By:     /s/ Jeffrey D. Phillips
                                                ------------------------------
                                                Jeffrey D. Phillips, President


Dated: August 14, 2003





































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                          EXHIBIT INDEX


Exhibit No.                     Description
-----------                     -----------

   99.1 Press Release dated August 14, 2003 announcing financial results of TMBR/Sharp Drilling, Inc. for the first fiscal quarter ended June 30, 2003.












































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                                                                  Exhibit 99.1

For Immediate Release
---------------------

             TMBR/SHARP REPORTS INCREASED REVENUES,
            EARNINGS FOR QUARTER ENDED JUNE 30, 2003

     MIDLAND, Texas, August 14, 2003 TMBR/Sharp Drilling, Inc. (Nasdaq: TBDI) today reported fiscal first quarter revenues of $12.1 million, up 29% from $9.4 million reported in the same quarter a year ago. Net income increased by 18% to $1.3 million for the most recently completed quarter from $1.1 million in the quarter ended June 30, 2002. Net income in the first fiscal quarter of 2003 was 23 cents per share basic (22 cents diluted) vs. 20 cents basic (19 cents diluted) for the same period a year ago.
     During the most recently completed quarter, the Company incurred approximately $620,000 in expenses related to its pending merger with Patterson-UTI Energy, Inc. (Nasdaq: PTEN). Additionally, TMBR/Sharp's deferred income tax provision was $579,000 for the June 30, 2003 quarter compared with no such provision for the same period in the previous year.
     Oil and gas revenues increased to $2.75 million in the most recently completed quarter from $1.69 million in the same quarter last year due primarily to higher product prices. The average price received for oil increased to $29.35 from $22.82 per barrel, and the natural gas price more than doubled to $5.41 from $2.40 per mcf. Average daily production during the most recently completed quarter was 446 barrels of oil and 3,172 mcf of natural gas.
     Rig utilization rates were 66% in the June 30, 2003 quarter, compared to 51% in the same period a year ago.

             (In thousands, except per share amounts)

Three months ended June 30:                         2003           2002
                                                   --------------------
Revenues                                        $ 12,133        $ 9,428
Income before cumulative effect of change
      in accounting principle                      1,195          1,071
Cumulative effect of change in accounting
      principle, net of related tax benefit of
      approximately $33                               64             --
Net income                                         1,259          1,071
   Per share, basic
      Before cumulative effect of change in
        accounting principle                         .22            .20
      Cumulative effect of change in
        accounting principle                         .01             --
      Net income                                     .23            .20

  Per share, diluted
      Before cumulative effect of change in
        accounting principle                         .21            .19
      Cumulative effect of change in
        accounting principle                         .01             --
      Net income                                     .22            .19

Weighted average shares outstanding:
   Basic                                           5,487          5,403
   Diluted                                         5,738          5,644

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Contact:
     Patricia Elledge
     Chief Financial Officer
     915-699-5050
     Email: PRElledge@aol.com
or:
     Larry Howell
     The Howell Group
     214-368-1592
     Email: howgroup@earthlink.net

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